Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.302.2298
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Fiscal Year 2020 Financial Results

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA, WI -- March 31, 2021 -- Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), a leader of intelligent automation solutions designed to optimize comfort, operational analytics, and energy efficiency for commercial markets, announces financial results for the fiscal year ended December 31, 2020. Management will host a teleconference at 4:30pm ET today to discuss these results with the financial community.

“While Telkonet entered 2020 having delivered record revenues in 2019, the adverse impact the COVID-19 pandemic has had on our target markets has been substantial,” stated Jason Tienor, Telkonet’s President and Chief Executive Officer. “Because of this, we took advantage of the Paycheck Protection Program to minimize the operating impact and utilized the opportunity to address operating efficiencies, reduce expenses and foster innovation. We believe these activities have positioned the Company to benefit from the pending economic recovery.”

Operating and Financial Highlights Comparison for the Years Ended December 31, 2020 and 2019:

•	Total revenues decreased $5.5 million, or 46%, year over year.
•	Product revenues decreased by 49%, or $5.5 million, when compared to the prior year. Decreases were primarily attributable to lower volume generated from value added resellers and distribution partners.
•	Material costs as a percentage of product revenues were 39%, an improvement of 2%, year over year.
•	For the year ended December 31, 2020, the gross profit percentage increased 2% to 44%, compared to the prior year period.
•	Import tariffs for the year ended December 31, 2020 resulted in an adverse impact of approximately 7% on gross profits, an increase of 1% compared to the prior year period.
•	Operating expenses decreased 14% to $6.0 million compared to the prior year period.
•	On February 16, 2021, the outstanding principal and accrued interest on the Paycheck Protection Program Loan, entered into on April 21, 2020, was fully forgiven.
•	Rhapsody, a new technology platform, including the innovative TouchCombo thermostat, was released in late 2020 to address an evolving automation landscape.

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Financial Results Review

Fiscal Year 2020

Revenue: Total revenue decreased $5.5 million to $6.5 million for the fiscal year ended December 31, 2020 compared to $12.0 million for the comparable period in 2019.

Product Revenue: Product revenue which principally arises from the sale and installation of our energy management platforms, decreased $5.5 million to $5.7 million for the fiscal year ended December 31, 2020 compared to $11.2 million for the fiscal year ended December 31, 2019.

Recurring Revenue: Recurring revenue which principally arises from call center support services remained consistent at $0.8 million for both the fiscal years ended December 31, 2020 and 2019.

Gross Margin: Gross profit percentages increased to 44% for the fiscal year ended December 31, 2020 from 42% for the comparable period in 2019.

Net Loss: A net loss of $3.1 million was incurred for the fiscal year ended December 31, 2020 compared to a net loss of $1.9 million for the comparable period in 2019.

Teleconference

Date: Wednesday, March 31, 2021

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until April 14, 2021, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID# 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

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The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings and losses exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), operating income (loss), or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the years ended December 31, 2020 and 2019, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as the Company’s ability to access sources of liquidity necessary to continue its operations and continue as a going concern, the Company’s potential inability to comply with financial covenants under its credit facility, the continued impact of the COVID-19 pandemic on the Company’s operations and financial results, as well as the economy generally, competitive factors, technological development, market demand, and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

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TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31,

	2020	2019
Revenues, net:
Product	$5,742,251	$11,212,854
Recurring	751,619	769,342
Total Net Revenues	6,493,870	11,982,196

Cost of Sales:
Product	3,527,977	6,703,494
Recurring	80,580	301,500
Total Cost of Sales	3,608,557	7,004,994

Gross Profit	2,885,313	4,977,202

Operating Expenses:
Research and development	1,177,282	1,737,385
Selling, general and administrative	4,754,783	5,155,092
Depreciation and amortization	58,853	66,082
Total Operating Expenses	5,990,918	6,958,559

Operating Loss	(3,105,605)	(1,981,357)

Other Expenses:
Gain on sale of fixed assets	–	150
Interest expense, net	(21,645)	(53,289)
Total Other Expense	(21,645)	(53,139)

Loss before Provision for Income Taxes	(3,127,250)	(2,034,496)
Income Tax Provision (Benefit)	22,602	(100,363)
Net Loss Attributable to Common Stockholders	$(3,149,852)	$(1,934,133)

Net Loss per Common Share:

Basic - net loss attributable to common stockholders	$(0.02)	$(0.01)

Diluted - net loss attributable to common stockholders	$(0.02)	$(0.01)

Weighted Average Common Shares Outstanding - basic	136,231,562	135,213,641
Weighted Average Common Shares Outstanding - diluted	136,231,562	135,213,641

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RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

FOR THE YEARS ENDED DECEMBER 31,

	2020	2019
Net loss	$(3,149,852)	$(1,934,133)
Interest expense, net	21,645	53,139
Income tax provision (benefit)	22,602	(100,363)
Depreciation and amortization	58,853	66,082
EBITDA	(3,046,752)	(1,915,275)
Adjustments:
Stock-based compensation	7,262	7,262

Adjusted EBITDA	$(3,039,490)	$(1,908,013)

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